                                                                     Exhibit (b)



                                    BY-LAWS

                                      OF

                             BOSTON ADVISORS TRUST


                              September __, 1999

                               TABLE OF CONTENTS
                               -----------------

                                                                            Page
                                                                            ----
ARTICLE I - THE TRUSTEES...................................................  1
     Section 1.  Number of Trustees........................................  1
     Section 2.  Resignation and Removal...................................  1
     Section 3.  Vacancies.................................................  1
     Section 4.  Temporary Absence of Trustee..............................  2
     Section 5.  Effect of Death, Resignation, Removal, Etc. of a Trustee..  2
     Section 6.  Chairman..................................................  2

ARTICLE II - OFFICERS AND THEIR ELECTION...................................  2
     Section 1.  Officers..................................................  2
     Section 2.  Election of Officers......................................  3
     Section 3.  Resignations and Removals.................................  3

ARTICLE III - POWERS AND DUTIES OF TRUSTEES AND OFFICERS...................  3
     Section 1.  Trustees..................................................  3
     Section 2.  Executive and Other Committees............................  3
     Section 3.  Chairman of the Trustees..................................  3
     Section 4.  President.................................................  3
     Section 5.  Vice Presidents...........................................  4
     Section 6.  Treasurer.................................................  4
     Section 7.  Secretary.................................................  4
     Section 8.  Other Officers............................................  4
     Section 9.  Compensation..............................................  4

ARTICLE IV - MEETINGS OF SHAREHOLDERS......................................  5
     Section 1.  Meetings..................................................  5
     Section 2.  Place of Meetings.........................................  5
     Section 3.  Notice of Meetings........................................  5
     Section 4.  Quorum....................................................  5
     Section 5.  Voting....................................................  6
     Section 6.  Proxies...................................................  6
     Section 7.  Consents..................................................  7
     Section 8.  Abstentions and Broker Non-Votes..........................  7

ARTICLE V - TRUSTEE MEETINGS..........................................   7
     Section 1.  Meetings.............................................   7
     Section 2.  Notices..............................................   8
     Section 3.  Consents.............................................   8
     Section 4.  Place of Meetings....................................   8
     Section 5.  Quorum and Manner of Acting..........................   8

ARTICLE VI - Shares of Beneficial Interest............................   9
     Section 1.  Certificates of Beneficial Interest..................   9
     Section 2.  Transfer of Shares...................................   9
     Section 3.  Transfer Agent and Registrar; Regulations............   9
     Section 4.  Closing of Transfer Books and Fixing Record Date.....  10
     Section 5.  Lost, Destroyed or Mutilated Certificates............  10
     Section 6.  Record Owner of Shares...............................  10

ARTICLE VII - FISCAL YEAR.............................................  10

ARTICLE VIII - SEAL...................................................  11

ARTICLE IX - INSPECTION OF BOOKS......................................  11

ARTICLE X - CUSTODIAN.................................................  11

ARTICLE XI - LIMITATION OF LIABILITY AND INDEMNIFICATION..............  12
     Section 1.  Limitation of Liability..............................  12
     Section 2.  Indemnification of Trustees, Advisory Board Members
                 and Officers.........................................  12
     Section 3.  Indemnification of Shareholders......................  14

ARTICLE XII - UNDERWRITING ARRANGEMENTS...............................  15

ARTICLE XIII - REPORT TO SHAREHOLDERS.................................  15

ARTICLE XIV - CERTAIN TRANSACTIONS....................................  16
     Section 1.  Long and Short Positions.............................  16
     Section 2.  Loans of Trust Assets................................  16
     Section 3.  Miscellaneous........................................  17

ARTICLE XV - AMENDMENTS...............................................  17

                                    BY-LAWS

                                      OF

                             BOSTON ADVISORS TRUST

                                   ARTICLE I


                                 The Trustees


     SECTION 1.  Number of Trustees. The number of Trustees shall be fixed by a
                 ------------------
majority of the Trustees, provided, however, that the number of Trustees shall at no time exceed eighteen. No decrease in the number of Trustees shall have the effect of removing any Trustee from office prior to the expiration of his term, but the number of Trustees may be decreased in conjunction with the declination, death, resignation, retirement, removal or incapacity of a Trustee.

     SECTION 2.  Term of Office of Trustees. Each Trustee shall hold office
                 --------------------------
until his successor is elected or the Trust terminated; except that (a) any Trustee may resign by written instrument signed by him and delivered to the other Trustees or to any Trust officer, which shall take effect upon such delivery or upon such later date as is specified therein; (b) any Trustee may be removed at any time with or without cause by written instrument, signed by at least two-thirds of the number of Trustees prior to such removal, specifying the date when such removal shall become effective; (c) any Trustee who requests in writing to be retired or who has become incapacitated by illness or injury may be retired by written instruments signed by a majority of the other Trustees, specifying the date of his retirement; or (d) a Trustee may be removed at any special meeting of the shareholders of the Trust by a vote of two-thirds of the outstanding shares of beneficial interest of the Trust (the "shares").

     SECTION 3.  Vacancies. In case of the declination, death, resignation,
                 ---------
retirement, removal, or incapacity of any of the Trustees, or in case a vacancy shall, by reason of an increase in number, or for any other reason, exist, the remaining Trustees shall fill such vacancy by appointing such other person as they in their discretion shall see fit. Such appointment shall be evidenced by a written instrument signed by a majority of the Trustees in office whereupon the appointment shall take effect. An appointment of a Trustee may be made by the Trustees then in office in anticipation of a vacancy to occur by reason of retirement, resignation or increase in number of Trustees effective at a later date, provided that said appointment shall become effective only at or after the effective date of said retirement, resignation or increase in number of Trustees. As soon as any Trustee so appointed shall have accepted this trust, the trust estate shall vest in the new Trustee or Trustees, together with the continuing Trustees, without any further act or conveyance, and he shall be deemed a Trustee hereunder and under the Declaration of Trust. The power of appointment is subject to the provisions of
Section 16(a) of the Investment Company Act of 1940, as from time to time amended (the "1940 Act").

     Whenever a vacancy among the Trustees shall occur, until such vacancy is filled, or while any Trustee is absent from The Commonwealth of Massachusetts or, if not a domiciliary of Massachusetts, is absent from his state of domicile, or is physically or mentally incapacitated by reason of disease or otherwise, the other Trustees shall have all the powers hereunder and the certificate of the other Trustees of such vacancy, absence or incapacity shall be conclusive, provided, however, that no vacancy shall remain unfilled for a period longer than six calendar months.

     SECTION 4.  Temporary Absence of Trustee. Any Trustee may, by power of
                 ----------------------------
attorney, delegate his power for a period not exceeding six months at any one time to any other Trustee or Trustees, provided that in no case shall less than two Trustees personally exercise the other powers hereunder except as herein otherwise expressly provided.

     SECTION 5.  Effect of Death, Resignation, Removal, Etc. of a Trustee. The
                 --------------------------------------------------------
death, declination, resignation, retirement, removal, or incapacity of the Trustees, or any one of them, shall not operate to annul the Trust or to revoke any existing agency created pursuant to the terms of the Declaration of Trust or these By-laws.

     SECTION 6.  Chairman. The Trustees may appoint one of their number to be
                 --------
Chairman of the Board of Trustees. The Chairman shall preside at all meetings of the Trustees, shall be responsible for the execution of policies established by the Trustees and the administration of the Trust, and may also be an officer of the Trust.


                                  ARTICLE II

                          Officers and Their Election

     SECTION 1.  Officers. The officers of the Trust shall be a President, a
                 --------
Vice President, a Treasurer, a Secretary, and such other officers or agents as the Trustees may from time to time elect. It shall not be necessary for any Trustee or other officer to be a holder of shares in the Trust.

     SECTION 2.  Election of Officers. The Treasurer, Secretary and any Vice
                 --------------------
President shall be chosen annually by the Trustees. The President shall be chosen annually by and from the Trustees.

     Except for the offices of President and Secretary, two or more offices may be held by a single person. The officers shall hold office until their successors are chosen and qualified.

     SECTION 3.  Resignations and Removals. Any officer of the Trust may resign
                 -------------------------
by filing a written resignation with the President, with the Trustees or with the Secretary, which shall take effect on being so filed or at such time as may otherwise be specified therein. The Trustees may at any meeting remove an officer.


                                  ARTICLE III

                  Powers and Duties of Trustees and Officers

     SECTION 1.  Trustees. The business and affairs of the Trust shall be
                 --------
managed by the Trustees, and they shall have all powers necessary and desirable to carry out that responsibility, so far as such powers are not inconsistent with the laws of The Commonwealth of Massachusetts, the Declaration of Trust, or these By-laws.

     SECTION 2.  Executive and Other Committees. The Trustees may elect from
                 ------------------------------
their own number an executive committee to consist of not less than three nor more than five members, which shall have the power and duty to conduct the current and ordinary business of the Trust, including the purchase and sale of securities, while the Trustees are not in session, and such other powers and duties as the Trustees may from time to time delegate to such committee. The Trustees may also elect from their own number other committees from time to time, the number composing such committees and the powers conferred upon the same to be determined by vote of the Trustees.

     SECTION 3.  Chairman of the Trustees. The Trustees may, but need not,
                 ------------------------
appoint from among their number a Chairman. When present he shall preside at the meetings of the shareholders and of the Trustees. He may call meetings of the Trustees and of any committee thereof whenever he deems it necessary.

     SECTION 4.  President. In the absence of the Chairman of the Trustees, the
                 ---------
President shall preside at all meetings of the shareholders. Subject to the Trustees and to any committees of the Trustees, within their respective spheres, as provided by the Trustees, he shall at all times exercise a general supervision and direction over the affairs of the Trust. He shall have the power to employ attorneys and counsel for the Trust and to employ such subordinate officers, agents, clerks and employees as he may find necessary to transact the business of the Trust. He shall also have the power to grant, issue, execute or sign such powers of attorney, proxies or other documents as may be deemed advisable or necessary in furtherance of the interests of the

Trust. The President shall have such other powers and duties as, from time to time, may be conferred upon or assigned to him by the Trustees.

     SECTION 5.  Vice Presidents. In the absence or disability of the
                 ---------------
President, the Vice President or, if there be more than one Vice President, any Vice President designated by the Trustees, shall perform all the duties and may exercise any of the powers of the President, subject to the control of the Trustees. Each Vice President shall perform such other duties as may be assigned to him from time to time by the Trustees and the President.

     SECTION 6.  Treasurer. The Treasurer shall be the principal financial and
                 ---------
accounting officer of the Trust. He shall deliver all funds and securities of the Trust which may come into his hands to such bank or trust company as the Trustees shall employ as custodian in accordance with Article III of the Declaration of Trust. He shall make annual reports in writing of the business conditions of the Trust, which reports shall be preserved upon its records, and he shall furnish such other reports regarding the business and condition as the Trustees may from time to time require. The Treasurer shall perform such duties additional to the foregoing as the Trustees may from time to time designate.

     SECTION 7.  Secretary. The Secretary shall record in books kept for the
                 ---------
purpose all votes and proceedings of the Trustees and the shareholders at their respective meetings. He shall have custody of the seal, if any, of the Trust and shall perform such duties additional to the foregoing as the Trustees may from time to time designate.

     SECTION 8.  Other Officers. Other officers elected by the Trustees shall
                 --------------
perform such duties as the Trustees may from time to time designate.

     SECTION 9.  Compensation.  The Trustees and officers of the Trust may
                 ------------
receive such reasonable compensation from the Trust for the performance of their duties as the Trustees may from time to time determine.


                                  ARTICLE IV

                           Meetings of Shareholders

     SECTION 1.  Meetings. Meetings of the shareholders may be called at any
                 --------
time by the President, and shall be called by the President or the Secretary at the request, in writing or by resolution, of a majority of the Trustees, or at the written request of the holder or holders of ten percent (10%) or more of the total number of shares of the then issued and outstanding shares of the Trust entitled to vote at such meeting. Any such request shall state the purposes of the proposed meeting.

     SECTION 2.  Place of Meetings. Meetings of the shareholders shall be held
                 -----------------
at the principal place of business of the Trust in Boston, Massachusetts, unless a different place within the United States is designated by the Trustees and stated as specified in the respective notices or waivers of notice with respect thereto.

     SECTION 3.  Notice of Meetings. Notice of all meetings of the
                 ------------------
shareholders, stating the time, place and purposes of the meetings, shall be given by the Trustees by mail or telegraphic or electronic means to each shareholder at his address as recorded on the register of the Trust mailed at least ten (10) days and not more than one hundred twenty (120) days before the meeting, provided, however, that the notice of a meeting need not be given to a
         --------  -------
shareholder to whom such notice need not be given under the proxy rules of the Commission under the 1940 Act and the Securities Exchange Act of 1934, as amended. Only the business stated in the notice of the meeting shall be considered at such meeting. Any adjourned meeting may be held as adjourned without further notice. No notice need be given to any shareholder who shall have failed to inform the Trust of his current address or if a written waiver of notice, executed before or after the meeting by the shareholder or his attorney thereunto authorized, is filed with the records of the meeting.

     SECTION 4.  Quorum. Except as otherwise provided by law, to constitute a
                 ------
quorum for the transaction of any business at any meeting of shareholders, there must be present, in person or by proxy, holders of a majority of the total number of shares of the then issued and outstanding shares of the Trust entitled to vote at such meeting; provided that if a series or class of shares is entitled to vote as a separate series or class on any matter, then in the case of that matter a quorum shall consist of the holders of a majority of the total number of shares of that series or class then issued, outstanding and entitled to vote at the meeting. Shares owned directly or indirectly by the Trust, if any, shall not be deemed outstanding for this purpose.

     If a quorum, as above defined, shall not be present for the purpose of any vote that may properly come before any meeting of shareholders at the time and place of any meeting, the shareholders present in person or by proxy and entitled to vote at such meeting on such matter holding a majority of the shares present and entitled to vote on such matter may by vote adjourn the meeting from time to time to be held at the same place without further notice than by announcement to be given at the meeting until a quorum, as above defined, entitled to vote on such matter, shall be present, whereupon any such matter may be voted upon at the meeting as though held when originally convened.

     SECTION 5.  Voting. At each meeting of the shareholders every shareholder
                 ------
of the Trust shall be entitled, as the Trustees determine, to either (a) one (1) vote in person or by proxy for each of the then issued and outstanding shares of the Trust then having voting power in respect of the matter upon which the vote is to be taken, standing in his name on the books of the Trust at the time of the closing of the transfer books for the meeting (the "Closing Date"), or, if the books be not closed for any meeting, on the record date (the "Record Date") fixed as provided in Section 4 of Article VI of these By-laws for determining the shareholders entitled to vote at such meeting, or if the books be not closed and no record date be fixed, at the time of the meeting (the "Meeting Date"); the record holder of a fraction of a share shall be entitled in like manner to a corresponding fraction of a vote, or (b) one vote for each dollar of the net asset value (number of shares owned times net asset value per share of such series or class, as applicable) of the shares held by such shareholder on the Closing Date, Record Date or Meeting Date, as applicable; and each fractional dollar amount shall be entitled to a proportionate fractional vote, except that shares held in the treasury of the Trust shall not be voted. Notwithstanding the foregoing, the Trustees may, in conjunction with the establishment of any series or class of shares, establish conditions under which the several series or classes shall have separate voting rights or no voting rights.

     All elections of Trustees shall be conducted in any manner approved at the meeting of the shareholders at which said election is held, and shall be by ballot if so requested by any shareholder entitled to vote thereon. The persons receiving the greatest number of votes shall be deemed and declared elected. Except as otherwise required by law, by the Declaration of Trust or by these By-laws, all matters shall be decided by a majority of the votes of the Trust or affected series or class cast, as hereinabove provided, by persons entitled to vote thereon.

     SECTION 6.  Proxies. Any shareholder entitled to vote upon any matter at
                 -------
any meeting of the shareholders may so vote by proxy, but no proxy which is dated more than nine months before the meeting named therein shall be accepted and no such proxy shall be valid after the final adjournment of such meeting. Every proxy shall be in writing subscribed by the shareholder or his duly authorized attorney and shall be dated, but need not be sealed, witnessed or acknowledged. Proxies shall be delivered to the Secretary or person acting as secretary of the meeting before being voted. A proxy with respect to shares held in the name of two or more persons shall be valid if executed by one of them unless at or prior to exercise of the proxy the Trust receives a specific written notice to the contrary from any one of them. A proxy purporting to be executed by or on behalf of a shareholder shall be deemed valid unless challenged at or prior to its exercise. The placing of a shareholder's name on a proxy pursuant to telephonic or electronically transmitted instructions obtained pursuant to procedures reasonably designed to verify that such instructions have been authorized by such shareholder shall constitute execution of such proxy by or on behalf of such shareholder.

     SECTION 7.  Consents. Any action which may be taken by shareholders may be
                 --------
taken without a meeting if a majority of shareholders entitled to vote on the matter (or such larger proportion thereof as shall be required by law, the Declaration of Trust or these By-laws for approval of such matter) consent to the action in writing and the written consents are filed with the records of the meetings of shareholders. Such consents shall be treated for all purposes as votes taken at a meeting of shareholders.

     SECTION 8.  Abstentions and Broker Non-Votes. Outstanding shares
                 --------------------------------
represented at the meeting in person or by proxy (including shares which abstain or do not vote with respect to one or more of any proposals presented for shareholder approval) will be counted for purposes of determining whether a quorum is present at a meeting. Abstentions will be treated as shares that are present and entitled to vote for purposes of determining the number of shares that are present and entitled to vote with respect to any particular proposal, but will not be counted as a vote in favor of such proposal. If a broker or nominee holding shares in "street name" indicates on the proxy that it does not have discretionary authority to vote on a particular proposal, those shares will not be considered as present and entitled to vote on such proposal.


                                   ARTICLE V

                               Trustee Meetings

     SECTION 1.  Meetings. The Trustees may in their discretion provide for
                 --------
regular or stated meetings of the Trustees. Meetings of the Trustees other than regular or stated meetings shall be held whenever called by the Chairman or President or by any other Trustee then in office. The Trustees may meet by conference telephone, teleconference or other electronic media or communication equipment by means of which all persons participating in the meeting can communicate with each other and participation by such means shall be deemed to have been held at a place designated by the Trustees at the meeting. Participation in a telephone conference meeting shall constitute presence in person at such meeting.

     SECTION 2.  Notices. Notice of regular or stated meetings need not be
                 -------
given. Notice of the time and place of each meeting other than regular or stated meetings shall be given by the Secretary, officer or Trustee calling the meeting and shall be mailed to each Trustee at least two (2) days before the meeting, or shall be e-mailed, telegraphed, cabled, or telefaxed to each Trustee at his business address or personally delivered to him at least one (1) day before the meeting. Such notice may, however, be waived by all the Trustees. Notice of a meeting need not be given to any Trustee if a written waiver of notice, executed by him before or after the meeting, is filed with the records of the meeting, or to any Trustee who attends the meeting without protesting prior thereto or at its commencement the lack of notice to him. A notice or waiver of notice need not specify the purpose of any special meeting.

     SECTION 3.  Consents. Any action required or permitted to be taken at any
                 --------
meeting of the Trustees may be taken by the Trustees without a meeting if a written consent thereto is signed by a majority (or such other percentage as may be required by the Declaration of Trust, these By-laws or statute) the Trustees and filed with the records of the Trustees' meetings. Such consent shall be treated as a vote at a meeting for all purposes.

     SECTION 4.  Place of Meetings. The Trustees may hold their meetings
                 -----------------
outside of The Commonwealth of Massachusetts, and may, to the extent permitted by law, keep the books and records of the Trust, and provide for the issue, transfer and registration of its stock, outside of said Commonwealth at such places as may, from time to time, be designated by the Trustees.

     SECTION 5.  Quorum and Manner of Acting. A majority of the Trustees in
                 ---------------------------
office shall be present in person at any regular stated or special meeting of the Trustees in order to constitute a quorum for the transaction of business at such meeting. Except as otherwise required by the Declaration of Trust, by these By-laws or by statute, the act of a majority of the Trustees present at any such meeting, at which a quorum is present, shall be the act of the Trustees. In the absence of quorum, a majority of the Trustees present may adjourn the meeting from time to time until a quorum shall be present. Notice of any adjourned meeting need not be given.


                                  ARTICLE VI

                         Shares of Beneficial Interest

     SECTION 1.  Certificates of Beneficial Interest. Certificates for shares
                 -----------------------------------
of beneficial interest of any series or class of the Trust, if issued, shall be in such form as shall be approved by the Trustees. They shall be signed by, or in the name of, the Trust by the President and by the Treasurer and may, but need not be, sealed with the seal of the Trust; provided, however, that if such certificate is signed by a transfer agent or a transfer clerk acting on behalf of the Trust or a registrar other than a Trustee, officer or employee of the Trust, the signature of the President or Treasurer and the seal may be facsimile. In case any officer or officers who shall have signed, or whose facsimile signature or signatures shall have been used on any such certificate or certificates, shall cease to be such officer or officers of the Trust whether because of death, resignation or otherwise, before such certificate or certificates shall have been delivered by the Trust, such certificate or certificates may nevertheless be adopted by the Trust and be issued and delivered as though the person or persons who signed such certificate or certificates or whose facsimile signatures shall have been used thereon had not ceased to be such officer or officers of the Trust.

     SECTION 2.  Transfer of Shares. Transfers of shares of beneficial interest
                 ------------------
of the Trust shall be made only on the books of the Trust by the owner thereof or by his attorney thereunto authorized by a power of attorney duly executed and filed with the Secretary or a transfer agent, and only upon the surrender of any certificate or certificates for such shares. The Trust shall not impose any restrictions upon the transfer of the shares of the Trust, but this requirement shall not prevent the charging of customary transfer agent fees or the requirement of signatures or documents evidencing the authority of the person requesting the redemption of shares to act on behalf of the record owner of these shares.

     SECTION 3.  Transfer Agent and Registrar; Regulations. The Trust shall, if
                 -----------------------------------------
and whenever the Trustees shall so determine, maintain one or more transfer offices or agencies, each in the charge of a transfer agent designated by the Trustees, where the shares of beneficial interest of the Trust shall be directly transferable. The Trust shall, if and whenever the Trustees shall so determine, maintain one or more registry offices, each in the charge of a registrar designated by the Trustees, where such shares shall be registered, and no certificate for shares of the Trust in respect of which a transfer agent and/or registrar shall have been designated shall be valid unless countersigned by such transfer agent and/or registered by such registrar. The principal transfer agent shall have charge of the stock transfer books, lists and records, which shall be kept in an office which shall be deemed to be the stock transfer office of the Trust. The Trustees may also make such additional rules and regulations as they may deem expedient concerning the issue, transfer and registration of certificates for shares of the Trust.

     SECTION 4.  Closing of Transfer Books and Fixing Record Date. The Trustees
                 ------------------------------------------------
may fix in advance a time which shall be not more than one hundred twenty (120) days before the date of any meeting of shareholders, or the date for the payment of any dividend or the making of any distribution to shareholders or the last day on which the consent or dissent of shareholders may be effectively expressed for any purpose, as the record date for determining the shareholders having the right to notice of and to vote at such meeting, and any adjournment thereof, or the right to receive such dividend or distribution or the right to give such consent or dissent, and in such case only shareholders of record on such record date shall have such right, notwithstanding any transfer of shares on the books of the Trust after the record date. The Trustees may, without fixing such record date, close the transfer books for all or any part of such period for any of the foregoing purposes.

     SECTION 5.  Lost, Destroyed or Mutilated Certificates. The holder of any
                 -----------------------------------------
shares of the Trust shall immediately notify the Trust of any loss, destruction or mutilation of the certificate therefor, and the Trustees may, in their discretion, cause a new certificate or certificates to be issued to him, in case of mutilation of the certificate, upon the surrender of the mutilated certificate, or, in the case of loss or destruction of the certificate, upon satisfactory proof of such loss or destruction and, in any case, if the Trustees shall so determine, upon the delivery of a bond in such form and in such sum and with such surety or sureties as the Trustees may direct, to indemnify the Trust against any claim that may be made against it on account of the alleged loss or destruction of any such certificate.

     SECTION 6.  Record Owner of Shares. The Trust shall be entitled to treat
                 ----------------------
the person in whose name any share of a series or class of the Trust is registered on the books of the Trust as the owner thereof, and shall not be bound to recognize any equitable or other claim to or interest in such share or shares on the part of any other person.

                                  ARTICLE VII

                                  Fiscal Year

     The fiscal year of the Trust shall begin on the first day of October in each year and shall end on the last day of September in each year, provided, however, that the Trustees may from time to time change the fiscal year. The taxable year of each Series of the Trust shall be as determined by the Trustees from time to time.

                                 ARTICLE VIII

                                     Seal

     The Trustees may adopt a seal of the Trust which shall be in such form and shall have such inscription thereon as the Trustees may from time to time prescribe.



                                  ARTICLE IX

                              Inspection of Books

     The Trustees shall from time to time determine whether and to what extent, and at what times and places, and under what conditions and regulations the accounts and books of the Trust or any of them shall be open to the inspection of the shareholders; and no shareholder shall have any right of inspecting any account or book or document of the Trust except as conferred by law or authorized by the Trustees or by resolution of the shareholders.


                                   ARTICLE X

                                   Custodian

     The following provisions shall apply to the employment of a Custodian pursuant to Article III of the Declaration of Trust and to any contract entered into with the Custodian so employed:

            (a)       The Trustees shall cause to be delivered to the Custodian
                 all securities owned by the Trust or to which it may become entitled, and shall order the same to be delivered by the Custodian in connection with a sale, exchange, transfer, pledge, loan, or other disposition thereof, all as the Trustees may generally or from time to time require or approve, or to a successor Custodian; and the Trustees shall cause all funds owned by the Trust or to which it may become entitled to be paid to the Custodian, and shall order the same disbursed in payment for the securities acquired, or in payment of expenses, including management compensation, and liabilities of the Trust, including distributions to shareholders, or to a successor Custodian.

            (b) In case of the resignation, removal or inability to serve of any such Custodian, the Trustees shall promptly appoint another bank or trust company meeting the requirements of said Article VII as successor Custodian. The agreement with the Custodian shall provide that the retiring Custodian shall, upon receipt of notice of such appointment, deliver the funds and property of the Trust in its possession to and only to such successor, and that pending the appointment of a successor Custodian, or a vote of the shareholders to function without a Custodian, the Custodian shall not deliver funds and property of the Trust to the Trustees, but may deliver them to a bank or trust company, of its own selection, having an aggregate capital, surplus and undivided profits, as shown by its last published report, of not less than $2,000,000, as the property of the Trust to be held under terms similar to those on which they were held by the retiring Custodian.


                                  ARTICLE XI

                  Limitation of Liability and Indemnification

     SECTION 1.  Limitation of Liability. Provided they have exercised
                 -----------------------
reasonable care and have acted under the reasonable belief that their actions are in the best interest of the Trust, the Trustees and any advisory board members shall not be responsible for or liable in any event for neglect or wrongdoing of them or any officer, agent, employee or investment adviser of the Trust, but nothing contained herein shall protect any Trustee or advisory board member against any liability to which he would otherwise be subject by reason of willful misfeasance, bad faith, gross negligence or reckless disregard of the duties involved in the conduct of his office.

     SECTION 2.  Indemnification of Trustees, Advisory Board Members and
                 -------------------------------------------------------
Officers. The Trust shall indemnify each person who was or is a party or is
--------
threatened to be made a party to any threatened, pending or completed action, suit or proceeding, whether civil, criminal, administrative or investigative, by reason of the fact that he is or has been a Trustee, advisory board member, officer, employee or agent of the Trust, or is or has been serving at the request of the Trust as a trustee, director, officer, employee or agent of another corporation, partnership, joint venture, trust or other enterprise, against expenses (including attorneys' fees), judgments, fines and amounts paid in settlement actually and reasonably incurred by him in connection with such action, suit or proceeding, provided that:

          (a) such person acted in good faith and in a manner he reasonably believed to be in or not opposed to the best interests of the Trust,

          (b) with respect to any criminal action or proceeding, he had no reasonable cause to believe his conduct was unlawful,

          (c) unless ordered by a court, indemnification shall be made only as authorized in the specific case upon a determination that indemnification of the Trustee, advisory board member, officer, employee or agent is proper in the circumstances because he has met the applicable standard of conduct set forth in subparagraphs
               (a) and (b) above and (e) below, such determination to be made based upon a review of readily available facts (as opposed to a full trial-type inquiry) by (i) vote of a majority of the Disinterested Trustees acting on the matter (provided that a majority of the Disinterested Trustees then in office act on the matter) or (ii) by independent legal counsel in a written opinion.

          (d) in the case of an action or suit by or in the right of the Trust to procure a judgment in its favor, no indemnification shall be made in respect of any claim, issue or matter as to which such person shall have been adjudged to be liable for negligence or misconduct in the performance of his duty to the Trust unless and only to the extent that the court in which such action or suit is brought, or a court of equity in the county in which the Trust has its principal office, shall determine upon application that, despite the adjudication of liability but in view of all the circumstances of the case, he is fairly and reasonably entitled to indemnity for such expenses which such court shall deem proper; and

          (e) no indemnification or other protection shall be made or given to any Trustee, advisory board member or officer of the Trust against any liability to the Trust or to its security holders to which he would otherwise be

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

               subject by reason of willful misfeasance, bad faith, gross negligence or reckless disregard of the duties involved in the conduct of his office.

     Expenses (including attorneys' fees) incurred with respect to any claim, action, suit or proceeding of the character described in the preceding paragraph shall be paid by the Trust in advance of the final disposition thereof upon receipt of an undertaking by or on behalf of such person to repay such amount unless it shall ultimately be determined that he is entitled to be indemnified by the Trust as authorized by this Article, provided that either:

          (1) such undertaking is secured by a surety bond or some other appropriate security provided by the recipient, or the Trust shall be insured against losses arising out of any such advances; or

          (2) a majority of the Disinterested Trustees acting on the matter (provided that a majority of the Disinterested Trustees act on the matter) or an independent legal counsel in a written opinion shall determine, based upon a review of readily available facts (as opposed to a full trial-type inquiry), that there is reason to believe that the recipient ultimately will be found entitled to indemnification.

     As used in this Section 2, a "Disinterested Trustee" is one who is not (i) an "Interested Person," as defined in the 1940 Act, of the Trust (including anyone who has been exempted from being an "Interested Person" by any rule, regulation, or order of the Securities and Exchange Commission), or (ii) involved in the claim, action, suit or proceeding.

     The termination of any action, suit or proceeding by judgment, order, settlement, conviction, or upon a plea of nolo contendere or its equivalent, shall not, of itself, create a presumption that the person did not act in good faith and in a manner which he reasonably believed to be in or not opposed to the best interests of the Trust, or with respect to any criminal action or proceeding, had reasonable cause to believe that his conduct was unlawful.

     SECTION 3.  Indemnification of Shareholders. In case any shareholder or
                 -------------------------------
former shareholder of any series of the Trust shall be held to be personally liable solely by reason of his being or having been a shareholder and not because of his acts or omissions or for some other reason, the shareholder or former shareholder (or his heirs, executors, administrators or other legal representatives or, in the case of a corporation or other entity, its corporate or other general successor) shall be entitled out of the Trust estate pertaining to that series to be held harmless from and indemnified against all loss and expense arising from such liability. The Trust shall, upon request by the shareholder, assume the defense of any claim made against any shareholder for any act or obligation of the Trust and satisfy any judgment thereon.

                                  ARTICLE XII

                           Underwriting Arrangements

     Any contract entered into for the sale of shares of the Trust pursuant to
Article III of the Declaration of Trust shall require the other party thereto (hereinafter called the "underwriter") whether acting as principal or as agent to use all reasonable efforts, consistent with the other business of the underwriter, to secure purchasers for the shares of the Trust.

     The underwriter may be granted the right:

          (a) To purchase as principal or agent, from the Trust, at not less than net asset value per share, the shares needed, but no more than the shares needed (except for clerical errors and errors of transmission), to fill unconditional orders for shares of the Trust received by the underwriter.

          (b) To purchase as principal or agent, from shareholders of the Trust at not less than net asset value per share such shares as may be presented to the Trust, or the transfer agent of the Trust, for redemption and as may be determined by the underwriter in its sole discretion.

          (c) To resell any such shares purchased at not less than net asset value per share.


                                 ARTICLE XIII

                            Report to Shareholders

     The Trustees shall at least semi-annually submit to the shareholders a written financial report of the transactions of the Trust including financial statements which shall at least annually be certified by independent public accountants.

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

                                  ARTICLE XIV

                             Certain Transactions

     SECTION 1.  Long and Short Positions. Except as hereinafter provided, no
                 ------------------------
officer, advisory board member or Trustee of the Trust and no partner, officer, director or shareholder of the manager or investment adviser of the Trust or of the underwriter of the Trust, and no manager or investment adviser or underwriter of the Trust, shall take long or short positions in the securities issued by the Trust.

     (a) The foregoing provision shall not prevent the underwriter from purchasing from the Trust shares of the Trust if such purchases are limited (except for reasonable allowances for clerical errors, delays and errors of transmission and cancellation of orders) to purchases for the purpose of filling orders for such shares received by the underwriter, and provided that orders to purchase from the Trust are entered with the Trust or the Custodian promptly upon receipt by the underwriter of purchase orders for such shares, unless the underwriter is otherwise instructed by its customer.

     (b) The foregoing provision shall not prevent the underwriter from purchasing shares of the Trust as agent for the account of the Trust .

     (c) The foregoing provision shall not prevent the purchase from the Trust or from the underwriter of shares issued by the Trust by any officer, advisory board member or Trustee of the Trust or by any partner, officer, director or shareholder of the manager or investment adviser of the Trust at the price available to the public generally at the moment of such purchase or, to the extent that any such person is a shareholder, at the price available to shareholders of the Trust generally at the moment of such purchase, or as described in the current Prospectus of the Trust.

     SECTION 2.  Loans of Trust Assets. The Trust shall not lend assets of the
                 ---------------------
Trust to any officer, advisory board member or Trustee of the Trust, or to any partner, officer, director or shareholder of, or person financially interested in, the manager or investment adviser of the Trust, or the underwriter of the Trust, or to the manager or investment adviser of the Trust or to the underwriter of the Trust.

     SECTION 3.  Miscellaneous. The Trust shall not permit any officer or
                 -------------
Trustee, or any officer or director of the manager or investment adviser or underwriter of the Trust, to deal for or on behalf of the Trust with himself as principal or agent, or with any partnership, association or corporation in which he has a financial interest; provided that the foregoing provisions shall not prevent (i) officers and Trustees of the Trust from buying, holding or selling shares in the Trust, or from being partners, officers or directors of or otherwise financially interested in the manager or investment adviser or underwriter of the Trust;
(ii) purchases or sales of securities or other property by the Trust from or to an affiliated person or to the manger or investment adviser or underwriter of the Trust if such transaction is exempt from the applicable provisions of the 1940 Act; (iii) purchases of investments from the portfolio of the Trust or sales of investments owned by the Trust through a security dealer who is, or one or more of whose partners, shareholders, officers or directors is, an officer or Trustee of the Trust, if such transactions are handled in the capacity of broker only and commissions charged do not exceed customary brokerage charges for such services; (iv) employment of legal counsel, registrar, transfer agent, dividend disbursing agent, custodian, administrator, printer or other provider of services who is, or has a partner, shareholder, officer or director who is, an officer or Trustee of the Trust if only customary fees are charged for services to the Trust; or (v) sharing statistical, research, legal and management expenses and office hire and expenses with any other investment company in which an officer or Trustee of the Trust is an officer, trustee or director or otherwise financially interested.

     References to the manager or investment adviser of the Trust contained in this Article XIV shall also be deemed to refer to any sub-adviser appointed in accordance with Article III, Section 3.2 of the Declaration of Trust.

                                  ARTICLE XV

                                  Amendments

     These By-laws may be amended at any meeting of the Trustees by a vote of a majority of the Trustees then in office.

                                  **********

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